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File No. 333-

As filed with the Securities and Exchange Commission on December 21, 2001

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARGET CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0215170 (I.R.S. Employer Identification No.)
777 Nicollet Mall Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-2055 (Zip Code)

DAYTON HUDSON CORPORATION HIGHLY COMPENSATED CAPITAL ACCUMULATION PLAN
TARGET CORPORATION DIRECTOR DEFERRED COMPENSATION PLAN
TARGET CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN
TARGET CORPORATION SMG EXECUTIVE DEFERRED COMPENSATION PLAN
(Full title of the plan)

Douglas A. Scovanner,
Executive Vice President,
Chief Financial Officer and Chief Accounting Officer
Target Corporation
777 Nicollet Mall
Minneapolis, MN 55402
(Name and address of agent for service)

(612) 370-6948
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee

Deferred Compensation Obligations(1)(2)	$80,000,000	100%	$80,000,000	$19,120

(1)
The Deferred Compensation Obligations are unsecured obligations of Target Corporation to pay deferred compensation in the future in accordance with the terms and conditions of the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan, the Target Corporation Director Deferred Compensation Plan, the Target Corporation Executive Deferred Compensation Plan, and the Target Corporation SMG Executive Deferred Compensation Plan (the "Plans"). The Deferred Compensation Obligations being registered represent the maximum amount of compensation deferrals which, it is anticipated, may be made by participants in the Plans during the approximate 24 month period following the initial offering date under this registration statement.

(2)
The Deferred Compensation Obligations being registered relate to an additional $80,000,000 of Deferred Compensation Obligations, for which $52,000,000 of Deferred Compensation Obligations have previously been registered pursuant to Registration Statement No. 333-30311.

(3)
Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

PART II

INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF FORM S-8 REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

    The contents of the registrant's Registration Statement No. 333-30311 are hereby incorporated by reference.

Item 8.    Exhibits.

Exhibit Number	Exhibit Description
4.1	Amendment and Restatement of the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan, dated November 1, 1998.
4.2	Target Corporation Director Deferred Compensation Plan, as amended and restated February 1, 2000.
4.3	Target Corporation Executive Deferred Compensation Plan, as amended and restated September 15, 2001.
4.4	Target Corporation SMG Executive Deferred Compensation Plan, as amended and restated January 1, 2001.
5	Opinion of James T. Hale, Esq., Executive Vice President, General Counsel and Corporate Secretary of Target Corporation.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of James T. Hale, Esq. (included in Exhibit 5).
24	Powers of Attorney.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 21st day of December, 2001.

TARGET CORPORATION

By	/s/ DOUGLAS A. SCOVANNER
Douglas A. Scovanner, Executive Vice President, Chief Financial Officer and Chief Accounting Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 21st day of December, 2001 by the following persons in the capacities indicated:

/s/ ROBERT J. ULRICH Robert J. Ulrich	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ DOUGLAS A. SCOVANNER Douglas A. Scovanner	Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

LIVIO D. DeSIMONE
ROGER A. ENRICO
WILLIAM W. GEORGE
MICHELE J. HOOPER
JAMES A. JOHNSON
RICHARD M. KOVACEVICH
ANNE M. MULCAHY
STEPHEN W. SANGER
WARREN R. STALEY
GEORGE W. TAMKE
SOLOMON D. TRUJILLO
ROBERT J. ULRICH	DIRECTORS*

    *James T. Hale, by signing his name hereto on the 21st day of December, 2001, does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons being all of the Directors of the registrant.

/s/ JAMES T. HALE James T. Hale, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form of Filing
4.1	Amendment and Restatement of the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan, dated November 1, 1998.	Electronic Transmission
4.2	Target Corporation Director Deferred Compensation Plan, as amended and restated February 1, 2000.	Electronic Transmission
4.3	Target Corporation Executive Deferred Compensation Plan, as amended and restated September 15, 2001.	Electronic Transmission
4.4	Target Corporation SMG Executive Deferred Compensation Plan, as amended and restated January 1, 2001.	Electronic Transmission
5	Opinion of James T. Hale, Esq., Executive Vice President, General Counsel and Corporate Secretary of Target Corporation.	Electronic Transmission
23.1	Consent of Ernst & Young LLP.	Electronic Transmission
23.2	Consent of James T. Hale, Esq. (included in Exhibit 5).
24	Powers of Attorney.	Electronic Transmission

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PART II INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF FORM S-8 REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX